UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015 (July 21, 2015)

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 27, 2015, Transocean Ltd. (the "Company") announced that Esa T. Ikaheimonen and the Company had mutually agreed to Mr. Ikaheimonen stepping down as Executive Vice President and Chief Financial Officer of the Company, effective May 27, 2015. Additionally, the Company announced that Mr. Ikaheimonen had resigned and been removed as a Director of Transocean Partners LLC (NYSE: RIGP), the Company's partially-owned publicly held subsidiary.

In connection with the separation, the Company entered into a separation agreement with Mr. Ikaheimonen on July 21, 2015 (the “Separation Agreement”), which provides that Mr. Ikaheimonen’s employment with Transocean Management Ltd., a subsidiary of the Company, will terminate effective August 31, 2015 (the “Termination Date”) and outlines the terms and conditions of his separation from the Company.

Pursuant to the Separation Agreement and consistent with the terms of the Company’s previously-disclosed Executive Severance Benefit Policy (as applicable to a “Convenience of the Company” termination, as defined in the policy), Mr. Ikaheimonen will: (i) continue to be paid at his current annual base salary rate of CHF 704,520 through the Termination Date; (ii) receive a gross lump sum cash severance payment of CHF 704,520; (iii) receive a gross lump sum cash payment of CHF 401,224 in lieu of a 2015 bonus under the Company’s Performance Award and Cash Bonus Plan; and (iv) receive outplacement services not to exceed CHF 35,226. Mr. Ikaheimonen will continue to be entitled to all expatriate allowances provided under his employment agreement through the Termination Date and the Company will provide repatriation benefits in accordance with its repatriation policy. The Separation Agreement also provides that Mr. Ikaheimonen’s previously-granted deferred units, nonqualified stock options and contingent deferred units that remain outstanding as of the Termination Date will be treated as if Mr. Ikaheimonen’s employment was terminated for the Convenience of the Company (as defined in and determined in accordance with the terms of the Company’s Long-Term Incentive Plan and the applicable award agreements). The terms and conditions of any other Transocean benefit plans or programs in which Mr. Ikaheimonen participated shall continue to apply to any payments due and owning to Mr. Ikaheimonen under the terms of such plan or program, which terms may be amended by Transocean in accordance with such plan or program's terms and conditions.

The foregoing compensation and benefits are being provided by the Company in exchange for Mr. Ikaheimonen’s provision of: (i) an irrevocable release and waiver of claims against the Company related to his employment; (ii) customary non-disparagement, confidentiality and cooperation covenants; and (iii) an agreement that he will not, during the remaining term of his employment and for a period of one year following the Termination Date, solicit customers or employees of the Company.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibit to this report filed pursuant to item 9.01 is as follows:

Exhibit No.	Description

10.1	Letter Agreement by and Between Transocean Management Ltd. and Esa Ikaheimonen dated July 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2015	TRANSOCEAN LTD.

By: /s/ Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit
Number	Description

10.1	Letter Agreement by and Between Transocean Management Ltd. and Esa Ikaheimonen dated July 21, 2015.